AGREEMENT AMONG CO-INSUREDS


         The undersigned parties, being all the assured parties under a Financial Institution Investment Company Asset Protection Bond No. 481-00-02 issued by National Union Fire Insurance Company (the "Bond"), do each hereby agree that in the event recovery is received under the bond as a result of loss sustained by more than one of the undersigned parties, each party shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a blanket bond naming it as the only assured party, with the minimum coverage required under the Investment Company Act of 1940.


Dated:  December 15, 2007

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California Daily Tax Free Income Fund, Inc.            Florida Daily Municipal Income Fund


      By:/s/Christine Manna                               By:/s/Christine Manna
         --------------------------                          --------------------------
         Christine Manna, Secretary                          Christine Manna, Secretary


Connecticut Daily Tax Free Income Fund, Inc.           New Jersey Daily Municipal Income Fund, Inc.


      By:/s/Christine Manna                               By:/s/Christine Manna
         --------------------------                          --------------------------
         Christine Manna, Secretary                          Christine Manna, Secretary


Daily Dollar International, Ltd.                       New York Daily Tax Free Income Fund, Inc.


      By:/s/Steven Duff                                   By:/s/Christine Manna
         --------------------------                          --------------------------
         Steven Duff, Director                               Christine Manna, Secretary


Daily Dollar International, Ltd II.                    Tax Exempt Proceeds Fund, Inc.


      By:/s/Steven Duff                                   By:/s/Christine Manna
          -------------------------                          --------------------------
         Steven Duff, Director                               Christine Manna, Secretary


Daily Income Fund                                       U.S. Dollar Floating Rate Fund, Ltd.


      By:/s/Christine Manna                               By:/s/Steven Duff
         --------------------------                          --------------------------
         Christine Manna, Secretary                          Steven Duff, Director


Delafield Fund, Inc.


      By:/s/Christine Manna
         --------------------------
         Christine Manna, Secretary


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